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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): December 17, 2001

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                             VEECO INSTRUMENTS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                  0-16244                     11-2989601
(STATE OR OTHER JURISDICTION      (COMMISSION                  (IRS EMPLOYER
      OF INCORPORATION)           FILE NUMBER)               IDENTIFICATION NO.)


100 SUNNYSIDE BOULEVARD, WOODBURY, NEW YORK                        11797
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)


       Registrant's telephone number, including area code: (516) 677-0200


                                 Not applicable.
                                 ---------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

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Item 5.  Other Events

On December 17, 2001, Veeco Instruments Inc., a Delaware corporation ("Veeco"), issued a press release announcing its intention to raise capital through a private placement of convertible subordinated notes due 2008.

On December 19, 2001, Veeco issued a press release announcing that it had agreed to sell in a private placement $200 million aggregate principal amount of 4-1/8% convertible subordinated notes due 2008 ("Notes"), plus up to an additional $20 million aggregate principal amount of Notes pursuant to a 30-day overallotment option granted to the initial purchasers of the Notes. Veeco also announced that the Notes would be convertible into Veeco common stock at the option of the holder at a conversion price of $38.51 per share.

On December 21, 2001, Veeco issued a press release announcing that it had completed the private placement of the Notes and that approximately $23.5 million of the net proceeds of the private placement would be used to purchase U.S. government securities which would be pledged as security for the Notes.

Each of these press releases was made in reliance on the safe harbor provisions of Rule 135c under the Securities Act of 1933, as amended.


Item 7.  Financial Statements and Exhibits

(c)  Exhibits


     Exhibit
     Number      Description

     99.1 Veeco Press Release dated December 17, 2001 (filed with the Securities and Exchange Commission pursuant to Rule 135c).

     99.2 Veeco Press Release dated December 19, 2001 (filed with the Securities and Exchange Commission pursuant to Rule 135c).

     99.3 Veeco Press Release dated December 21, 2001 (filed with the Securities and Exchange Commission pursuant to Rule 135c).



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                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 26, 2001

                                        VEECO INSTRUMENTS INC.
                                        (Registrant)


                                        By: /s/ Gregory A. Robbins
                                            ----------------------
                                            Gregory A. Robbins
                                            Vice President and General Counsel